URANIUM PRODUCERS OF AMERICA 141 EAST PALACE AVENUE, POST OFFICE BOX 669, SANTA FE, NEW MEXICO 87504-0669 TELEPHONE (505) 982-4611; FAX (505) 988-2987; WWW.URANIUMPRODUCERSAMERICA.COM

Uranium Energy Corp's Harry Anthony Elected President of Uranium Producers of America

Santa Fe, NM, July 21, 2015 - The Uranium Producers of America (UPA) announced today that Harry Anthony, a senior advisor with Uranium Energy Corp (UEC), has been elected as president of the national organization. The group, founded in 1985, works to promote a sustainable and strong domestic uranium mining and conversion industry by fostering free and fair competition.

Anthony, a resident of Kingsville, Texas, for almost 40 years, is a past Board Member and Chief Operating Officer of UEC, a publicly traded company based in Corpus Christi, Texas. The company is a leader in the field of uranium exploration, development and production. Mr. Anthony, an internationally recognized expert in the uranium industry, has been active in the energy arena for over 45 years and has been a Texas Registered Professional Engineer for over 35 years.

Amir Adnani, President and CEO of Uranium Energy Corp, said, "UEC has garnered tremendous benefit from Harry Anthony's leadership and experience. With his service to UPA, the entire country will now benefit from his extensive knowledge of the uranium industry. We are pleased that the UEC team continues to participate at the highest levels of the US uranium industry, including, among other appointments, our Executive VP Scott Melbye having earlier served as president of UPA."

Prior to joining UEC, Mr. Anthony was a senior officer and director of Uranium Resources Inc.  During his 20-year tenure at URI, he was responsible for all technical aspects of mine development. He has also provided technical consulting services for many international energy production companies and is a sought-after speaker on uranium and related issues, having written and presented numerous reference papers on behalf of leading internationally recognized bodies including the International Atomic Energy Agency.

Mr. Anthony has a Bachelor's and Master's degree in Engineering Mechanics from Pennsylvania State University. He is the Past President of the Kingsville Chamber of Commerce, the Kingsville United Way, the Kingsville Rotary Club and the Kingsville Navy League.

Jon Indall, UPA's Legal Counsel, said, "Harry Anthony is a proven leader in the uranium industry and we are grateful for his extensive experience. He understands that for the United States to become energy independent and for national security reasons, it is vital that domestic uranium serves as a prominent and stable component of our country's nuclear fuel supply."

About Uranium Producers of America

The Uranium Producers of America ("UPA") was founded in 1985 to promote a sustainable and strong domestic uranium mining and conversion industry by fostering free and fair competition while being environmentally sensitive to the communities in which we live and work. UPA believes for the United States to become energy independent and for national security reasons, it is vital that domestic uranium serves as a prominent and stable component of our country's nuclear fuel supply. Please go to www.theupa.org for more information on Uranium Producers of America.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. The Company's fully-licensed Hobson processing plant is central to all of its projects in South Texas, including the Palangana in-situ recovery (ISR) mine, the permitted Goliad ISR project and the development-stage Burke Hollow ISR project. Additionally, the Company controls a pipeline of advanced-stage projects in Arizona, Colorado and Paraguay. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining. Please go to www.uraniumenergy.com for more information on Uranium Energy Corp.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws.  Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.